                               SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                  (Amendment No.   )

Filed by the Registrant                                [X]
Filed by a Party other than the Registrant             [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              Corvas International, Inc.
          ----------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

          ----------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------


     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------
     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3.   Filing Party:

          ----------------------------------------------------------------------
     4.   Date Filed:

          ----------------------------------------------------------------------

                                     [LETTERHEAD]

                                3030 Science Park Road
                             San Diego, California 92121
                                    (619) 455-9800


                                                                  April 20, 1998

Dear Stockholder:

     The Annual Meeting of Stockholders will be held on Thursday, May 28, 1998, at 3:00 p.m. at the Sheraton Grande Torrey Pines located at 10950 North Torrey Pines Road, La Jolla, California.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please complete, date, sign and return promptly the enclosed Proxy. A postage-prepaid envelope is enclosed for mailings originating within the United States. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. Any stockholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

     A copy of the Company's Annual Report to Stockholders is also enclosed.

     Management and the Board of Directors look forward to seeing you at the meeting.


                                   Sincerely yours,


                                   /S/ RANDALL E. WOODS
                                   --------------------

                                   RANDALL E. WOODS
                                   President and Chief Executive Officer

                              CORVAS INTERNATIONAL, INC.
                                3030 SCIENCE PARK ROAD
                             SAN DIEGO, CALIFORNIA 92121
                                  -----------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 28, 1998

TO THE STOCKHOLDERS OF CORVAS INTERNATIONAL, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Corvas International, Inc., a Delaware corporation, (the "Company") will be held at the Sheraton Grande Torrey Pines located at 10950 North Torrey Pines Road, La Jolla, California, on May 28, 1998 at 3:00 p.m., for the following purposes:

     1. To elect three directors to hold office until the 2001 Annual Meeting of Stockholders.

     2. To ratify KPMG Peat Marwick LLP as the Company's independent public accountants for its fiscal year ending December 31, 1998.

     3. To transact such other business as may be properly presented to the Annual Meeting or any postponement or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     The Board of Directors has fixed the close of business on March 31, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. A complete list of stockholders entitled to vote will be available at the Corporate Secretary's office, 3030 Science Park Road, San Diego, California, for ten days before the meeting.

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                        By Order of the Board of Directors,

                                        /s/ JEAN ELLIS
                                        --------------

                                        JEAN ELLIS
                                        Corporate Secretary

San Diego, California
April 20, 1998

                              CORVAS INTERNATIONAL, INC.

                                 -------------------

                                   PROXY STATEMENT

                                 -------------------


                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Corvas International, Inc., a Delaware corporation (the "Company" or "Corvas"), for use at the Annual Meeting of Stockholders to be held on May 28, 1998, at 3:00 p.m. (the "Annual Meeting"), or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Grande Torrey Pines located at 10950 Torrey Pines Road, La Jolla, California. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 20, 1998 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of the Company's Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock at the close of business on March 31, 1998 will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on March 31, 1998, the Company had outstanding and entitled to vote 14,014,347 shares of Common Stock, 1,000,000 shares of Series A Convertible Preferred Stock and 250,000 shares of Series B Convertible Preferred Stock. Each holder of record of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock on March 31, 1998 will be entitled to one vote for each share held on all matters to be voted upon.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company's principal executive office, 3030 Science Park Road, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 16, 1998 in order to be considered for inclusion in the proxy statement and proxy relating to that annual meeting.


                                     PROPOSAL ONE

                                ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

     The Board of Directors is presently composed of eight members. David S. Kabakoff, Ph.D. resigned from the Board on February 20, 1997, at which time the
number of authorized directors was reduced from 10 to nine.   Thomas S.
Edgington, M.D. and Theodor H. Heinrichs retired from the Board on May 1, 1997, at which time the number of authorized directors was reduced from nine to seven. On November 10, 1997, the Board authorized an increase in the number of directors from seven to eight and elected R. Douglas Norby to the Board to fill the vacancy created by such an increase effective December 4, 1997. There are three directors in the class whose term of office expires in 1998. All three of the nominees for election are currently directors of the Company. M. Blake Ingle, Ph.D. was previously elected by the stockholders, and Randall E. Woods and R. Douglas Norby were appointed by the Board to fill vacancies due to increases in the number of seats on the Board of Directors in May 1996 and November 1997, respectively. If elected at the Annual Meeting, each of the nominees would serve until the annual meeting to be held in the year 2001 and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. All of the persons nominated for election have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unable to serve.

     Set forth below is biographical information for all persons nominated for election at, and for each person whose term of office as a director will continue after, the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM
EXPIRING AT THE 2001 ANNUAL MEETING (CLASS III)

     M. BLAKE INGLE, PH.D. Dr. Ingle, age 55, has served as a director of the Company since January 1994. Dr. Ingle was the President and Chief Executive Officer of Canji, Inc., a biopharmaceutical company, from March 1993 to his retirement in February 1996, when it was acquired by Schering-Plough Corporation ("Schering-Plough"). Prior to that, he was employed in a variety of capacities with the IMCERA Group, Inc., a healthcare company, consisting of Mallinckrodt Medical, Mallinckrodt Specialty Chemicals and Pitman Moore, from 1980 to 1993, most recently serving as President and Chief Executive Officer. Dr. Ingle was a director of Telios Pharmaceuticals, Inc. ("Telios"), a biotechnology company, and was its Chief Executive Officer from December 1994 to January 1995. Telios filed for protection under Chapter 11 in the Federal Bankruptcy Court in January 1995 and was subsequently acquired by Integra LifeSciences Corporation. He currently serves on the Boards of Directors of Synbiotics Corporation and Vical, Inc. and is a member of the Board of Trustees at The Burnham Institute.

     RANDALL E. WOODS. Mr. Woods, age 46, has served as President and Chief Executive Officer and a director of Corvas since May 1996. Prior to joining Corvas, Mr. Woods served as President of the U.S. Operations, Boehringer Mannheim Pharmaceuticals Corporation ("Boehringer"), a pharmaceutical company, from March 1994 to March 1996, and was Vice President of Marketing and Sales for Boehringer from December 1993 to March 1994. From 1973 to December 1993, he served in various capacities at Eli Lilly and Company ("Eli Lilly"), a pharmaceutical company, where he was most recently responsible for the marketing of hospital products.

     R. DOUGLAS NORBY. Mr. Norby, age 62, has served as a director of the Company since December 1997. Since October 1996, he has served as Executive Vice President and Chief Financial Officer of LSI Logic Corporation ("LSI"), a semiconductor company, and also serves on the Board of Directors of LSI. He was a member of the Board of Directors of Epitope, Inc., an Oregon-based technology company, from 1989 through February 1998. He served as Senior Vice President and Chief Financial Officer at Mentor Graphics Corporation, a software company, from July 1993 to November 1996, and as President of Pharmetrix Corporation, a drug delivery company, from July 1992 to September 1993. Previously, Mr. Norby held several positions including Senior Vice President and Chief Financial Officer of Syntex Corporation ("Syntex"), a pharmaceutical company, President and Chief Operating Officer with Lucasfilm, and in various consulting capacities for McKinsey & Company.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                            BOARD OF DIRECTORS INFORMATION

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING (CLASS I)

     GERARD VAN ACKER.   Mr. Van Acker, age 54, has served as a director of the
Company since March 1991. Mr. Van Acker has been President and Chief Executive Officer of Investeringsmaatschappij voor Vlaanderen, N.V. ("GIMV"), the Investment Company for Flanders, based in Antwerp, Belgium, since founding it in 1980. Since October 1989, Mr. Van Acker has also been a director of BARCO, N.V.

     W. LEIGH THOMPSON, JR., M.D., PH.D. Dr. Thompson, age 59, has served as a director of the Company since January 1996. Dr. Thompson retired in December 1994 as Chief Scientific Officer of Eli Lilly, where he had served in various capacities since 1982. He has been President and Chief Executive Officer of Profound Quality Resources, Ltd., a consulting company, since January 1995 and serves on the Boards of Directors of Chrysalis International Corporation (formerly DNX Corporation), Guilford Pharmaceuticals, Inc., Orphan Medical, Inc., Ergo Sciences Corporation, La Jolla Pharmaceutical Company, Medarex, Inc., BAS, Inc., DepoMed, Inc. and Ontogeny, Inc.


DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING (CLASS II)

     JOHN H. FRIED, PH.D. Dr. Fried, age 68, was elected Chairman of the Board in February 1997, and has served as a director of the Company since May 1992. He has been President of Fried & Company, Inc., a biopharmaceutical consulting firm, since March 1992. Dr. Fried served in various executive capacities at Syntex, a pharmaceutical company, from April 1964 to March 1992. He served as President of Syntex Research, a subsidiary of Syntex, from 1976 to March 1992, Senior Vice President of Syntex from 1981 to 1985, and Vice Chairman of Syntex from 1985 to January 1993. Dr. Fried is also Chairman of the Board of Alexion Pharmaceuticals, Inc.

     MICHAEL SORELL, M.D. Dr. Sorell, age 50, has served as a director of the Company since April 1996. Since March 1996, he has been the Managing Partner of MS Capital, LLC, an advisement firm based in New York. From July 1986 to February 1992, he was associated with Morgan Stanley & Co. ("Morgan Stanley"), an investment banking firm, in various capacities, the last being principal. From March 1992 to July 1994, he was a partner in a joint venture with Essex Investment Management of Boston, an investment management firm. In August 1994, he rejoined Morgan Stanley as the emerging growth strategist and principal where he served until February 1996. Prior to that, he was on the staff of Memorial Sloan-Kettering Cancer Center and worked in clinical development at Schering-Plough. Dr. Sorell also serves on the Board of Directors of Dynagen, Inc.

     NICOLE VITULLO. Ms. Vitullo, age 40, has served as a director of the Company since April 1996. She was a Vice President from November 1992 to November 1996, and has been a Senior Vice President since November 1996, of Rothschild Asset Management Inc., which manages two publicly traded funds, International Biotechnology Trust ("IBT") and Biotechnology Investments, Limited. She served as Director of Corporate Communications at Cephalon, Inc., a neuropharmaceutical company, from July 1991 to November 1992. Prior to that, she was Manager, Healthcare Investments at Eastman Kodak Company. She also serves on the Boards of Directors of Cytel Corporation, Anergen, Inc., Onyx Pharmaceuticals Inc. and Cadus Pharmaceutical Corporation.

EXECUTIVE OFFICERS

     Set forth below is information regarding the executive officers of the Company as of April 9, 1998.

   NAME                       AGE    POSITION
   ----                       ---    --------
Randall E. Woods              46     President and Chief Executive Officer

George P. Vlasuk, Ph.D.       42     Executive Vice President,
                                     Research and Development

Jean Ellis (1)                41     Executive Director, Patents
                                     and Intellectual Property
                                     and Corporate Secretary

Carolyn M. Felzer             41     Senior Director of Finance and
                                     Assistant Corporate Secretary

-------------

(1) Jean Ellis was named Corporate Secretary effective April 3, 1998, upon John Crawford's resignation from the Company as Executive Vice President, Chief Financial Officer and Corporate Secretary.


BACKGROUND OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     GEORGE P. VLASUK, PH.D. Dr. Vlasuk has served as the Company's Executive Vice President, Research and Development since September 1996. Previously,
Dr. Vlasuk served as Vice President, Biological Research from January 1995 to September 1996, as Executive Director, Molecular Pharmacology from July 1993 to January 1995 and as Director, Molecular Pharmacology from July 1991 to July 1993. Before joining Corvas, he was employed for six years at Merck Sharp & Dohme Research Laboratories, a pharmaceutical company, most recently as Associate Director of Hematology Research. Dr. Vlasuk received his Ph.D. in biochemistry from Kent State University.

     JEAN ELLIS. Ms. Ellis has served as Corporate Secretary since April 1998 and as Executive Director, Patents and Intellectual Property since February 1997. She joined Corvas in April 1995 as Patent Attorney, and was named Director, Patents and Intellectual Property in April 1996. Prior to Corvas, Ms. Ellis managed patent activities at Telios beginning in 1991 and at SIBIA Neurosciences, Inc. prior to joining Telios. She received a J.D. from the University of San Diego and holds B.S. and M.S. degrees in the biological sciences from schools within the University of California system.

     CAROLYN M. FELZER. Ms. Felzer has served as Senior Director of Finance and Assistant Corporate Secretary since December 1997. Previously, Ms. Felzer served as the Company's Controller from January 1993 through December 1997 and as Accounting Manager from July 1991 through January 1993. Prior to joining Corvas, Ms. Felzer held various financial positions with private companies since beginning her career at Peat, Marwick, Mitchell & Co., an accounting firm now known as KPMG Peat Marwick LLP. She received a B.S. in accounting from The Pennsylvania State University and is a Certified Public Accountant.

COMMITTEES AND MEETINGS OF THE BOARD

     During the fiscal year ended December 31, 1997, the Board of Directors held seven meetings and took action by unanimous written consent without a meeting on three other occasions during such fiscal year. The Company has three standing committees of the Board of Directors: an Executive Committee, a Compensation and Stock Option Committee and an Audit Committee. The Company does not have a standing Nominating Committee.

     Until February 20, 1997, the Executive Committee consisted of Dr. Kabakoff as Chairman, Dr. Ingle and Mr. Woods. Following Dr. Kabakoff's resignation from the Board on February 20, 1997, an action was taken by the Board on February 21, 1997 to reconstitute the Committee to consist of Dr. Fried, Dr. Ingle and Mr. Woods. The Executive Committee is authorized to exercise the full authority of the Board of Directors except with respect to (i) those matters not permitted under the Delaware General Corporation Law to be delegated to any committee,
(ii) approval of obligations of the Company in amounts greater than $100,000,
(iii) approval of annual operating plans, business plans and major strategic decisions, and (iv) approval of other major transactions such as corporate partnerships or financing plans. The Executive Committee did not hold any meetings during 1997.

     For the period from January 1, 1997 through February 20, 1997, the Compensation and Stock Option Committee consisted of Mr. Heinrichs as Chairman, Dr. Fried and Ms. Vitullo. Dr. Fried and Mr. Heinrichs resigned from the Committee on February 21, 1997, at which time an action was taken by the Board to reconstitute the Committee to consist of Ms. Vitullo as Chairwoman and Dr. Thompson. The Compensation and Stock Option Committee is authorized to exercise all powers and authority of the Board of Directors in all compensation matters, including the establishment of rates of salary, bonuses, retirement and other compensation for all directors, officers and such other personnel of the Company as the Board of Directors may from time to time designate. It also exercises the authority of the Board of Directors in the administration of the Company's 1991 Incentive and Compensation Plan (the "1991 Plan") and its Employee Stock Purchase Plan ("ESPP"). The Compensation and Stock Option Committee held seven meetings during 1997 and took action by unanimous consent without a meeting on two other occasions during such fiscal year.

     During 1997, the Audit Committee consisted of Mr. Van Acker as Chairman, Dr. Sorell and Dr. Ingle. The Audit Committee oversees the Company's accounting and financial reporting policies, makes recommendations to the Board of Directors regarding appointment of independent accountants, reviews with the independent accountants the accounting principles and practices followed by the Company and the adequacy thereof, reviews the Company's annual audit and financial results and any material change in accounting principles, policies and procedures, and makes recommendations to the Board of Directors with regard to any of the preceding. The Audit Committee held two meetings during 1997.

     During the fiscal year ended December 31, 1997, all directors attended at least 75% of the aggregate Board of Directors meetings held while they were serving as directors. During the fiscal year ended December 31, 1997, all members of committees of the Board of Directors attended at least 75% of the aggregate of the Committee meetings in which they were entitled to participate, except for Dr. Sorell, who attended one of the two Audit Committee meetings in which he was entitled to participate.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Heinrichs, who served on the Compensation and Stock Option Committee of the Board until February 21, 1997, also served as Chief Executive Officer of the Company from February 1991 to November 1991.

                                     PROPOSAL TWO

                    RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditors for the year ending December 31, 1998, subject to ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since the Company's inception in March 1987. Representatives of KPMG are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG as the Company's independent public accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of KPMG.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL TWO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

5% STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's stock as of April 9, 1998 by each stockholder known by the Company to be the beneficial owner of more than 5% of a class of the Company's voting securities. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting power and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,264,347 combined shares of Common Stock and Series A and Series B Convertible Preferred Stock outstanding on an as-converted basis, adjusted as required by rules promulgated by the Securities and Exchange Commission (the "SEC"). Ownership information is based upon information furnished by the respective entities.

                                                       SHARES      PERCENTAGE
                                                    BENEFICIALLY  BENEFICIALLY
   BENEFICIAL OWNER                                     OWNED         OWNED
   ----------------                                     -----         -----
Rothschild Asset Management Ltd.
International Biotechnology Trust plc (1). . . . .   2,800,000        16.8%
   Five Arrows House
   St. Swithin's Lane
   London EC4N 8NR
   England

BVF Inc.
   Biotechnology Value Fund, L.P. (2). . . . . . .   1,928,143        12.6%
   One Sansome Street, 39th Floor
   San Francisco, California 94104

Wanger Asset Management, L.P.
227 West Monroe, Suite 3000
Chicago, Illinois  60606-5016
   AKKAD (Acorn Fund) (3). . . . . . . . . . . . .   1,600,000        10.0%
   c/o State Street Bank & Trust
   225 Franklin Street
   Boston, Massachusetts  02110

Schering Corporation(4). . . . . . . . . . . . . .   1,250,000         8.2%
2000 Galloping Hill Road
Kenilworth, New Jersey 07033

GIMV, N.V.(5). . . . . . . . . . . . . . . . . . .   1,142,857         7.5%
Karel Oomsstraat 37
2018 Antwerp, Belgium

T. Rowe Price Associates, Inc.(6). . . . . . . . .   1,050,000         6.9%
100 East Pratt Street
Baltimore, Maryland 21202

Four Partners(7) . . . . . . . . . . . . . . . . .     980,893         6.4%
c/o Thomas J. Tisch
667 Madison Avenue
New York, New York 10021

-------------------------
(1) Includes 1,400,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days. Ms. Vitullo is a Senior Vice President of Rothschild Asset Management Inc., an affiliate of Rothschild Asset Management Ltd., which manages the IBT fund, and disclaims beneficial ownership of such shares owned by IBT.

(2) Biotechnology Value Fund, L.P. ("BVF, L.P.") beneficially owns 934,606 shares of Common Stock and shares voting and dispositive power of the 934,606 shares with BVF Partners, L.P. ("BVF Partners"), general partner of BVF, L.P. BVF, Inc. ("BVF") is the general partner of BVF Partners and beneficially owns and shares voting and dispositive power over all 1,928,143 shares with BVF, L.P. and various individual and institutional investors, for which BVF Partners serves as investment advisor with power to direct investments and/or sole power to vote the securities. BVF, L.P. disclaims beneficial ownership of the 993,537 shares owned by BVF Partners. The foregoing is based on information contained in its Schedule 13G filed with the SEC on April 10, 1998.

(3) Includes 800,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days.

(4) Includes 1,000,000 shares of Series A Convertible Preferred Stock and 250,000 shares of Series B Convertible Preferred Stock.

(5) Held by a subsidiary, Take Off Fonds, N.V. Mr. Van Acker is the President and Chief Executive Officer of GIMV and disclaims beneficial ownership of these shares.

(6) These securities are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc., which owns 900,000 shares, for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. Of the 1,050,000 shares owned by Price Associates, Price Associates has sole voting power of 50,000 shares and sole dispositive power of all 1,050,000 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The foregoing is based on information contained in its Schedule 13G filed with the SEC on February 9, 1998.

(7) By virtue of their status as managing trustees of the trusts which are the general partners of Four Partners, the trustees (Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch) may be deemed to have indirectly shared power to vote and dispose, or direct the vote and disposition, of all 980,893 shares of Common Stock owned by Four Partners. The foregoing is based on information contained in its Schedule 13G filed with the SEC on April 10, 1998.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 9, 1998 by (i) each director and nominee for director, (ii) each of the Named Executive Officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Applicable percentages are based on 15,264,347 shares of Common Stock and Series A and Series B Convertible Preferred Stock outstanding on an as-converted basis, adjusted as required by rules promulgated by the SEC. Ownership information is based upon information furnished by the respective individuals, including any filings under Section 16 of the Exchange Act.

                                                                    SHARES       PERCENTAGE
                                                                 BENEFICIALLY   BENEFICIALLY
                                                                    OWNED          OWNED
                                                                    -----          -----
Nicole Vitullo(1). . . . . . . . . . . . . . . . . . . . . .      2,801,250          16.8%

Gerard Van Acker(2). . . . . . . . . . . . . . . . . . . . .      1,166,071           7.6%

John E. Crawford(3). . . . . . . . . . . . . . . . . . . . .        301,634           2.0%

Randall E. Woods(4). . . . . . . . . . . . . . . . . . . . .        187,533           1.2%

George P. Vlasuk, Ph.D.(5) . . . . . . . . . . . . . . . . .        119,693              *

William C. Ripka, Ph.D.(6) . . . . . . . . . . . . . . . . .        114,428              *

John H. Fried, Ph.D.(7). . . . . . . . . . . . . . . . . . .         61,312              *

M. Blake Ingle, Ph.D.(8) . . . . . . . . . . . . . . . . . .         23,500              *

W. Leigh Thompson, Jr., M.D., Ph.D.(9).. . . . . . . . . . .          3,750              *

Michael Sorell, M.D.(10) . . . . . . . . . . . . . . . . . .          1,250              *

R. Douglas Norby . . . . . . . . . . . . . . . . . . . . . .             --              *

All directors and officers as group (13 persons)(11) . . . .      4,809,402          31.5%

--------------------------
* Less than 1%.

(1) Represents 1,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days, 1,400,000 shares of Common Stock beneficially owned by IBT and 1,400,000 shares of Common Stock issuable to IBT upon exercise of warrants exercisable within 60 days. Ms. Vitullo is a Senior Vice President of Rothschild Asset Management Inc., an affiliate of Rothschild Asset Management Ltd., which manages the IBT fund. Ms. Vitullo disclaims beneficial ownership of such shares beneficially owned by IBT.

(2) Represents 23,214 shares of Common Stock issuable upon exercise of options exercisable within 60 days and 1,142,857 shares beneficially owned by GIMV, of which Mr. Van Acker is the President and Chief Executive Officer. Mr. Van Acker disclaims beneficial ownership of such shares beneficially owned by GIMV.

(3) Includes 220,240 shares of Common Stock held in a trust for which Mr. Crawford is both a trustee and a beneficiary, 1,586 shares of Common Stock purchased under the ESPP, and 79,688 shares of Common Stock issuable upon exercise of options exercisable within 60 days. Mr. Crawford resigned from the Company effective April 3, 1998, but will continue to perform services for the Company on a consulting basis through June 15, 1998. On March 24, 1998, the Company and Mr. Crawford entered into a Separation Agreement (the "Crawford Separation Agreement"), which became effective April 1, 1998. Under the Crawford Separation Agreement, all outstanding options held by Mr. Crawford were amended to become fully vested as of April 3, 1998 (the "Crawford Separation Date"), and will terminate if not exercised within 36 months of the Crawford Separation Date. See "Employment Agreements and Termination of Employment Agreements."

(4) Includes 185,727 shares of Common Stock issuable upon exercise of options exercisable within 60 days, and 806 shares of Common Stock purchased by Mr. Woods under the ESPP.

(5) Includes 117,039 shares of Common Stock issuable upon exercise of options exercisable within 60 days, and 511 shares of Common Stock purchased by Dr. Vlasuk under the ESPP.

(6) Represents 114,428 shares of Common Stock issuable upon exercise of options exercisable within 60 days. Dr. Ripka retired from the Company on September 30, 1997 (the "Ripka Separation Date"). Under the terms of the separation agreement between the Company and Dr. Ripka, all outstanding options held by Dr. Ripka were amended to become fully vested as of the Ripka Separation Date, and will terminate if not exercised within 24 months from September 30, 1997.

(7) Includes 53,812 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(8) Includes 12,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(9) Represents 3,750 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(10) Represents 1,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(11) Includes 2,017,711 shares of Common Stock issuable upon exercise of warrants and options exercisable within 60 days. See footnotes (1) through (10) above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the directors and executive officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Corvas Common Stock. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by these dates during 1997.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of these requirements were satisfied for fiscal year 1997.

                                EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are employees of the Company or who are representatives of principal stockholders do not receive compensation for service as directors or for service as members of any committee of the Board. Dr. Ingle, Dr. Sorell, Dr. Thompson and Mr. Norby currently receive compensation at the rate of $12,000 per year for service as outside directors unaffiliated with any principal stockholder. Until February 21, 1997, Dr. Fried also received compensation at a rate of $12,000 annually for service as an outside director unaffiliated with any principal stockholder. Currently, Dr. Fried is compensated at the rate of $30,000 per year for service as Chairman of the Board unaffiliated with any principal stockholder. During the fiscal year ended December 31, 1997, the total compensation paid to outside directors in connection with their service as directors was $72,851. The members of the Board are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Pursuant to the 1991 Plan, each non-employee director of the Company also receives annually a non-discretionary stock option grant to purchase 5,000 shares at an exercise price equal to 85% of the fair market value of the Common Stock on the date of the grant. Options granted to the non-employee directors under the 1991 Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), nor do they disqualify the members of the Compensation and Stock Option Committee from granting stock awards which, pursuant to Rule 16b-3, are exempt from the application of Section 16 of the Exchange Act. Upon being named Chairman of the Board on February 21, 1997, Dr. Fried was also granted stock options to purchase 25,000 shares of the Company's Common Stock, at an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant. The options have a maximum term of 10 years from the grant date, subject to earlier termination upon Dr. Fried's termination of service with the Company, and vest over a four year period, 25% on the first anniversary date of the grant and 6.25% each quarter thereafter until fully vested.

     In June 1992, the Company entered into a consulting agreement with Dr. Fried pursuant to which Dr. Fried received annual fees of $12,000 for scientific services rendered to the Company, in addition to the fees he received as an outside director. The agreement, pursuant to which Dr. Fried received a prorated fee of $7,677 in 1997, was terminated effective February 21, 1997 upon Dr. Fried's appointment as Chairman of the Board.

COMPENSATION OF EXECUTIVE OFFICERS

                              SUMMARY COMPENSATION TABLE

     The following table sets forth for the years ended December 31, 1997, 1996 and 1995 compensation awarded to, or paid to and earned by, the Company's Chief Executive Officer, the two other most highly compensated executive officers at December 31, 1997 (which were the only persons meeting the requirements to appear in the table), and one executive officer who left the Company in 1997 (and would otherwise have been an executive officer named in the table), whose salaries and bonuses for services rendered to the Company during the fiscal year ended December 31, 1997 were in excess of $100,000 (collectively, the "Named Executive Officers"). Executive officers serve at the discretion of the Board of Directors, subject to certain existing employment agreements. See "Employment Agreements and Termination of Employment Agreements."

                                                                            Long-Term
                                            Annual Compensation        Compensation Awards
                                            -------------------        -------------------
                                                                       Shares
      Name and                                                       Underlying   All Other
      Principal                             Salary(1)     Bonus      Options(2)    Compen-
      Position                     Year        ($)         ($)          (#)      sation(3)($)
      --------                     ----     ---------   ----------   ----------  ------------
Randall E. Woods(4)                1997      315,000     110,796      125,000      194,898
                                   ----
President & Chief                  1996      192,000       6,025      375,000       88,447
                                   ----
Executive Officer

George P. Vlasuk, Ph.D.            1997      200,000         -0-      100,000        1,245
                                   ----
Executive Vice President           1996      162,872         -0-      120,000        1,111
                                   ----
Research & Development             1995      130,160         -0-       63,257          843
                                   ----

John E. Crawford(5)                1997      150,000         -0-          -0-        2,959
                                   ----
Executive Vice President &         1996      137,000      10,000       30,000        2,820
                                   ----
Chief Financial Officer            1995      129,000         -0-       85,000        2,725
                                   ----

William C. Ripka, Ph.D. (6)        1997      131,250      15,000          -0-      147,476
                                   ----
Senior Vice President              1996      170,000         -0-       45,000        5,412
                                   ----
Chemical Research                  1995      165,000         -0-       68,000        4,694
                                   ----

--------------------
(1) Includes amounts earned but deferred into the Company's 401(k) Compensation Deferral Savings Plan at the election of the executive officer.

(2) The Company has not issued any restricted stock awards or stock appreciation rights to any executive officers to date. On January 16, 1995, the Compensation and Stock Option Committee of the Board of Directors approved an offer for all employees, including executive officers, to exchange outstanding options with exercise prices greater than $2.44 per share for an equivalent number of options issued under the 1991 Plan at the fair market value on January 16, 1995. The new options did not vest for six months from the date of grant (twelve months for executive officers), at which time the options became vested in the equivalent percentage as the canceled options were at the time of cancellation. After the initial vesting of at least 25%, the remainder of the options become exercisable at 6.25% per quarter. These options remain exercisable for 10 years from the new grant date. For each employee, the receipt of the replacement grant was subject to the employee's consent to the cancellation of the original grants.

(3) Includes amounts paid on behalf of executive officers for long-term disability insurance premiums and life insurance premiums. See also footnotes (4) and (6).

(4) Mr. Woods was appointed as President and Chief Executive Officer of the Company on May 10, 1996. The amount set forth under the column entitled "Bonus" is comprised of a bonus of $100,000 awarded by the Compensation and Stock Option Committee of the Board in 1997, and $10,796, which represents the amount of interest which would have been payable in 1997 under an interest-free loan which the Company granted to Mr. Woods. The amount set forth under the column entitled "All Other Compensation" includes amounts paid to and on behalf of Mr. Woods for relocation expenses totaling $190,243.

(5) Mr. Crawford resigned from the Company effective April 3, 1998, but will continue to perform services for the Company on a consulting basis through June 15, 1998.

(6) Dr. Ripka retired from the Company on September 30, 1997. The amount set forth under the column entitled "Bonus" represents a bonus awarded to Dr. Ripka for his contributions and efforts in connection with the selection of a clinical development candidate in the oral thrombin inhibitor program, pursuant to the Company's collaboration with Schering-Plough. The amount set forth under the column entitled "All Other Compensation" includes payments in the amount of $123,958 in accordance with the terms of Dr. Ripka's separation agreement with the Company and $17,332 in accrued vacation benefits.

                          STOCK OPTION GRANTS AND EXERCISES

     The Company grants stock options to its executive officers and others under its 1991 Plan. As of April 9, 1998, options to purchase a total of 1,907,617 shares had been granted and were outstanding under the 1991 Plan, stock awards totaling 5,400 had been made under the 1991 Plan and options to purchase 518,509 shares remained available for grant thereunder.

OPTION GRANTS IN LAST FISCAL YEAR

     The following tables set forth certain information regarding stock options granted to the Named Executive Officers during the year ended December 31, 1997:

                                                                              Potential Realizable Value
                                                                                  at Assumed Annual
                                                                                 Rates of Stock Price
                                                                                  Appreciation for
                                         INDIVIDUAL GRANTS                       OPTION TERM (4), (5)
                     -------------------------------------------------------  --------------------------
                       Number           % of
                         of             Total
                       Shares          Options
                     Underlying      Granted to     Exercise
                       Options        Employees      or Base       Expira-
                       Granted        in Fiscal       Price          tion
    Name               (#) (1)        Year  (2)   ($/Share)(3)       Date         5%             10%
    ----               -------       ----------    -----------    ----------   ---------      ---------
Mr. Woods              125,000          25.6%        $4.3125       12/02/07    $339,014       $859,127

Dr. Vlasuk             100,000          20.5%        $4.3125       12/02/07    $271,211       $687,301

Mr. Crawford(6)            -0-

Dr. Ripka(7)               -0-

-----------------------
(1) Options generally vest over a four year period, 25% on the first anniversary of the grant date and 6.25% each quarter thereafter until fully vested, and have a maximum term of 10 years from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. Upon certain corporate events resulting in a change in control, at the discretion of the Board of Directors, (i) the outstanding options will be assumed or replaced by substitute options granted by any surviving corporation or (ii) the outstanding options will become exercisable for a minimum of 30 days prior to such event.

(2) Based on an aggregate of 488,000 options granted to employees in fiscal 1997, including grants to Named Executive Officers.

(3) The exercise price is equal to 100% of the fair market value of the Common Stock on the date of grant, as determined by the Compensation and Stock Option Committee.

(4) The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price. There is no assurance that any of the values reflected in this table will be achieved. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

(5) The potential realizable value is calculated based on the term of the option at the time of grant (10 years in all cases above). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. For example, a stockholder who purchased one share of stock on December 3, 1997 at $4.3125, held the stock for 10 years and sold it on December 2, 2007 while the stock appreciated at 5% and 10% compounded annually, would have profits of $2.71 and $6.87, respectively, on his $4.3125 investment.

(6) Mr. Crawford resigned from the Company effective April 3, 1998, but will continue to perform services for the Company on a consulting basis through June 15, 1998.

(7)  Dr. Ripka retired from the Company on September 30, 1997.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1997, and the number and value of securities underlying unexercised options held by the Named Executive Officers as of December 31, 1997:

                                                                                       Value of
                                                                  Number of          Unexercised
                                                                 Unexercised         In-the-Money
                                                              Options at Fiscal   Options at Fiscal
                                                               Year-End (#)(2)     Year-End ($)(3)
                                                               ---------------     ---------------

                            Shares Acquired        Value         Exercisable/        Exercisable/
      Name                  on Exercise (#)   Realized ($)(1)   Unexercisable       Unexercisable
      ----                  ---------------   ---------------   -------------       -------------
Mr. Woods                         -0-               -0-        137,358/362,642            -0-/-0-

Dr. Vlasuk                        -0-               -0-        103,388/179,869      93,200/17,500

Mr. Crawford(4)                   -0-               -0-          72,498/42,502     100,702/31,798

Dr. Ripka(5)                      -0-               -0-            114,428/-0-        184,623/-0-

----------------
(1) Value realized is calculated on the basis of the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Includes options granted under the 1987 Stock Option Plan (the "1987 Plan") and the 1991 Plan. Options granted under the 1987 Plan generally vest at the rate of 25% per year over four years and have a term of 10 years. In December 1991, the Board of Directors voted to terminate the 1987 Plan and no additional grants of options have been made under such plan since it was terminated. Options granted under the 1991 Plan generally have the vesting schedule reflected in footnote (1) of " Option Grants in Last Fiscal Year."

(3) Amounts reflected are based on the fair market value of the Company's Common Stock at December 31, 1997 ($3.9375) minus the exercise price of the options.

(4) Mr. Crawford resigned from the Company effective April 3, 1998, but will continue to perform services for the Company on a consulting basis through June 15, 1998. Under the terms of the Crawford Separation Agreement, all outstanding stock options held by Mr. Crawford were amended to become fully vested as of the Crawford Separation Date, and will terminate if not exercised within 36 months of the Crawford Separation Date. See "Employment Agreements and Termination of Employment Agreements." On February 20, 1998, Mr. Crawford exercised 60,312 stock options.

(5)  Dr. Ripka retired from the Company on September 30, 1997.


            EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

     On March 18, 1997, the Company entered into employment agreements with Mr. Woods and Mr. Crawford which replaced their prior agreements, and entered into new agreements with Dr. Ripka and Dr. Vlasuk. Under the agreements, the base salaries for Mr. Woods, Mr. Crawford, Dr. Ripka and Dr. Vlasuk were $300,000, $150,000, $175,000 and $200,000, respectively. Further, the agreements allow, but do not require, changes in compensation from time to time. The agreements provide that in the event the employment of the officer is terminated without cause, or if the officer terminates his employment upon a change of control of the Company (or within six months thereafter) or in the event of a violation of the agreement by the Company, such officer is entitled to continue to receive his then-current annual base salary and benefits for a period of one year following termination and immediate vesting of all stock options held by the officer. Upon such officer's death or total disability, as defined in the agreement, the officer or his estate or personal representative shall be entitled to receive his then-current base salary and benefits for a period of three months.

     In June 1996, as a recruiting incentive, the Company loaned Mr. Woods $200,000, interest-free, in connection with his relocation to San Diego County, California. The loan was evidenced by an interest-free promissory note (the "Original Note"), and was originally due on the earlier of (i) December 4, 1996,
(ii) the closing, or any transfer of, Mr. Woods' former residence (the "Former Residence"), or (iii) within 90 days of Mr. Woods' termination of employment with the Company. To further assist Mr. Woods in selling the Former Residence, in December 1996, the Company agreed to extend the Original Note to be payable on the earlier of (i) December 7, 1997, (ii) the closing, or any transfer of, Mr. Woods' Former Residence, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.

     On May 1, 1997, the Company agreed to pay the difference between the original purchase price paid by Mr. Woods and the sales price of the Former Residence once sold, in an amount not to exceed $47,500. The Former Residence was sold on August 28, 1997, and Mr. Woods paid $47,500 against the Original Note, thereby reducing the outstanding balance to $152,500. Also on August 28, 1997, Mr. Woods executed an Amended and Restated Secured Promissory Note (the "Amended Note") in the amount of $152,500 in favor of the Company. The Amended
Note is secured by the rights, title and interest in a lawsuit and any proceeds thereof related to Mr. Woods' current residence (the "Lawsuit"), and is due on the earlier of (i) September 18, 1998, (ii) the settlement or other final determination of the Lawsuit, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.

     Mr. Crawford resigned as Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company effective April 3, 1998, but will continue to perform services for the Company on a consulting basis through June 15, 1998. On March 24, 1998, the Company and Mr. Crawford entered into the Crawford Separation Agreement. Under the terms of the Crawford Separation Agreement, Mr. Crawford received a lump sum payment equal to his current annual base salary of $150,000. Additionally, the Company will pay Mr. Crawford's health insurance premiums through the earlier of (i) April 3, 1999 or (ii) the date on which he begins full-time employment with another business entity. All outstanding stock options held by Mr. Crawford were amended to become fully vested and will terminate if not exercised within 36 months of the Crawford Separation Date.

     The Company also agreed that Mr. Crawford shall serve as a consultant to the Company from the Crawford Separation Date through June 15, 1998 (the "Consulting Period"), or longer if extended by mutual agreement. During such Consulting Period, the Company will pay Mr. Crawford the sum of $800 per day for each day for which consulting services are provided. In addition, on the Crawford Separation Date, Mr. Crawford received a cash bonus of $60,000 and an option to purchase 25,000 shares of the Company's Common Stock (the "Supplemental Option"), with an exercise price of $4.69 per share, the fair market value on the date of grant. The Supplemental Option will be fully vested and exercisable as of the date of grant and will terminate if not exercised within 36 months of the Crawford Separation Date.

     In exchange for the above-referenced consideration, Mr. Crawford released the Company from any and all obligations which may have arisen directly or indirectly from Mr. Crawford's employment.

     On September 30, 1997, Dr. Ripka retired as Senior Vice President, Chemical Research of the Company. Under the terms of the separation agreement entered into between Dr. Ripka and the Company, Dr. Ripka received a lump sum payment of $87,500, which was equal to six months of his base salary, with the remainder of his then-current annual base salary of $175,000 to be paid bi-monthly through April 1998. Additionally, the Company will pay Dr. Ripka's health insurance premiums for one year from the Ripka Separation Date. Further, all outstanding stock options held by Dr. Ripka were amended to become fully vested and terminate if not exercised within 24 months of the Ripka Separation Date. In exchange for the above-referenced consideration, Dr. Ripka released the Company from any and all obligations which may have arisen directly or indirectly from Dr. Ripka's employment.

               REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE(1)

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") consists of Ms. Vitullo and Dr. Thompson. Neither of the members is currently an officer or an employee of the Company. The Committee is responsible for setting and administering the Company's policies governing employee compensation and administering the Company's employee benefit plans, as well as reviewing and granting options to the executive officers and all eligible employees. The Committee evaluates the performance of management and determines compensation policies and levels. The full Board of Directors reviews the Committee's recommendations regarding the compensation of executive officers and has ultimate responsibility regarding compensation decisions. The Board approved the Committee's recommendations in 1997.


-----------------------
(1) The material in this Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.

COMPENSATION PROGRAM

     Annual compensation for the Company's executive officers consists of three elements: a cash salary, stock option grants and event-driven cash bonus awards. As in previous years, to make compensation determinations, the Committee reviewed past and present compensation information with respect to management at other biotechnology companies in similar geographic areas and at similar stages of growth and development, as well as a number of industry surveys regarding short- and long-term executive compensation. This includes certain companies which are components of either or both of the Nasdaq CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq US") or Nasdaq Pharmaceutical Index ("Nasdaq PH"), the market indices included in the performance graph which is included in this Proxy Statement. Based in part on this survey information, the Committee generally sets salaries in the median range for companies of comparable size in similar industries. The Committee also considers the individual performance and responsibilities of the executive officers. Currently, the executive officers are compensated at approximately the median for comparable companies reviewed by the Committee or are slightly above the median for those officers whose experience and responsibilities are above the average level described for the position surveyed.

     In making executive compensation decisions, the Committee believes that compensation of executives should be directly linked to overall Company performance and the long-term value created for its stockholders, as well as individual performance. To this end, the Company's compensation programs, including salary and incentives, seek to provide competitive compensation that is reflective of both Company and individual performance. The Company considers a number of factors, including the following, in determining the elements of compensation for its executive officers.

     - Compensation should be meaningfully related to the long-term value created for stockholders.
     - Compensation programs should support the short- and long-term strategic goals and objectives of the Company.
     - Compensation programs should reflect and promote the Company's values, and reward individuals based on their contributions to the Company's success.
     - In order to attract and retain well-qualified executives, the Company's compensation decisions take into account competitive pay levels.
     - While base compensation should be determined by individual contribution, the actual amounts earned by executives in variable compensation programs should be dictated by how the Company performs.


BASE SALARY. The Committee's policy is to review base salary for the Chief Executive Officer and each of the Company's executive officers in late fall each year for the following year. In December 1997, all executive base salaries were reviewed for fiscal year 1998. Based on performance factors as outlined below, the executives received an average increase of 12%. The Committee reviewed executive salaries for other biotechnology companies at a comparable stage of development and financial condition. The Committee also reviewed a number of criteria, including performance of the Company and the individual executive, relative experience and responsibilities, and competitive pay practices. Such criteria for the Company's current stage of development include growth and strengthening of existing collaborative agreements, achievement of product development milestones, progress in preclinical trials of new lead compounds, progress in clinical research and new drug discovery programs, continued presentation of information to the scientific community, and recruitment and retention of key personnel.

STOCK OPTION GRANTS. The Company uses its stock option program to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's Common Stock. In December 1997, the Committee granted options to executive officers based on performance and contributions during the previous year. Items considered by the Committee were each officer's position and responsibilities, the individual officer's performance and contributions for the period reviewed, the equity incentives paid to comparable officers at similar companies, the number of previously granted options, and the desire to provide greater incentives during 1998 to meet Company objectives.

ANNUAL BONUS. The Committee has discretionary authority to award bonuses to executive officers and to other key employees based on individual and Company performance. The Company has not established a specific annual bonus program with preset goals. The Committee reviewed Company achievements and individual performance during 1997. The types of achievements the Committee reviewed were attainment of major product research and development milestones, entry into collaborative relationships, obtaining corporate financing and controlling expenditures.

COMPANY PERFORMANCE/CHIEF EXECUTIVE OFFICER COMPENSATION. During 1997, Mr. Woods led the Company's continued progress in its strategic planning, business development programs and ongoing collaborations. The Committee took note of his contributions and in December 1997, to recognize Mr. Woods' efforts and accomplishments in a challenging business environment, specifically with respect to developmental milestones and strengthening of the Company's collaborative position, the Committee approved an 11% salary increase for 1998. The Committee also awarded a cash bonus to Mr. Woods in the amount of $100,000 for progress made in the Company's collaborative relationships. In addition, Mr. Woods was granted options to purchase 125,000 shares of Common Stock at an exercise price of $4.3125 per share in recognition of his performance in his duties as Chief Executive Officer and to provide Mr. Woods with additional incentives to meet the Company's objectives. This brings Mr. Woods' total number of stock options outstanding to 500,000.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Committee has determined that stock options granted under the 1991 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be eligible to be treated as "performance-based compensation."


Nicole Vitullo, Chairwoman                   W. Leigh Thompson, Jr., M.D., Ph.D.

                          PERFORMANCE MEASUREMENT COMPARISON

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the five years ended December 31, 1997 to two indices: The Nasdaq US and the Nasdaq PH. The total return for each of the Company's stock, the Nasdaq US and the Nasdaq PH assumes the reinvestment of dividends, although dividends have never been declared on the Company's Common Stock. The Nasdaq US tracks the aggregate price performance of equity securities of companies traded on The Nasdaq Stock Market (U.S. Companies). The Nasdaq PH tracks the aggregate price performance of equity securities of pharmaceutical companies listed under the Standard Industrial Classification ("SIC") code 283 (drugs) and traded on The Nasdaq Stock Market. The Company's Common Stock is traded on The Nasdaq Stock Market and is a component of both the Nasdaq US and the Nasdaq PH.(1)


                          Comparison of Five Year Cumulative
                            Total Return on Investment (2)

                                     [GRAPH]


--------------------------------------------------------------------------------
                                       Corvas      NASDAQ US       NASDQ PH
                                    --------------------------------------------
               Date                    Indexed      Indexed      Indexed Price
--------------------------------------------------------------------------------
              Dec-92                      100.000      100.000           100.000
              Mar-93                       63.492       99.056            77.445
              Jun-93                       69.841      100.958            81.615
              Sep-93                       52.381      109.467            88.482
              Dec-93                       57.143      111.619            95.894
              Mar-94                       47.619      106.927            78.213
              Jun-94                       39.683      101.928            68.269
              Sep-94                       31.746      110.367            76.891
              Dec-94                       26.984      109.108            72.174
              Mar-95                       23.810      118.948            77.916
              Jun-95                       31.746      136.059            90.619
              Sep-95                       57.143      152.447           113.229
              Dec-95                       71.429      154.306           132.033
              Mar-96                       69.841      161.503           137.373
              Jun-96                       61.905      195.131           133.439
              Sep-96                       58.730      180.898           136.490
              Dec-96                       71.429      189.789           132.417
              Mar-97                       69.841      179.502           125.754
              Jun-97                       82.540      212.405           135.754
              Sep-97                       65.079      248.334           152.296
              Dec-97                       49.206      232.896           136.835


----------------------------
(1) The material in this Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.
(2) Assumes $100 invested on December 31, 1992 in the Company's Common Stock, the Nasdaq US and the Nasdaq PH.

                                 CERTAIN TRANSACTIONS

     In December 1994, Corvas entered into a strategic alliance agreement with Schering-Plough to collaborate on the discovery and commercialization of orally active thrombin inhibitor drugs for the prevention and treatment of chronic cardiovascular disorders. Under the terms of the initial agreement, Schering-Plough compensated the Company for certain costs of research and preclinical development of thrombin inhibitors over a two-year period which ended December 31, 1996. Schering-Plough, which is responsible for certain preclinical development, all future clinical trials and regulatory activities, received exclusive worldwide manufacturing and marketing rights for any resulting thrombin inhibitors. In January 1997, Schering-Plough selected a clinical development candidate in the thrombin program and paid Corvas a $3,000,000 milestone payment. Schering-Plough is expected to begin Phase I clinical trials on this candidate in 1998. Corvas may also receive additional milestone payments and royalties on sales of therapeutics resulting from this alliance.

     In conjunction with the December 1994 agreement, Schering-Plough acquired an exclusive option to expand its alliance with the Company to include Factor Xa inhibitors. In December 1996, Schering-Plough exercised this option and agreed to compensate Corvas for certain costs of research and preclinical development of Factor Xa inhibitors over a two-year period ending December 31, 1998. Schering-Plough, which is responsible for preclinical development, all clinical trials and regulatory activities, received exclusive worldwide marketing rights for any resulting Factor Xa inhibitors. Corvas retained certain manufacturing rights and may in the future receive milestone payments and royalties on sales of therapeutics resulting from this alliance.

     Upon execution of the initial agreement in 1994, Schering-Plough purchased 1,000,000 shares of Series A Convertible Preferred Stock of the Company, resulting in net proceeds of $4,864,000. Upon exercise of the Factor Xa option in 1996, Schering-Plough purchased 250,000 shares of Series B Convertible Preferred Stock of the Company, resulting in net proceeds of $2,000,000. Schering-Plough beneficially owns all of the outstanding shares of Series A and Series B Convertible Preferred Stock, or approximately 8.2% of the outstanding securities of the Company on an as-converted basis. Revenue of $4,000,000, $5,000,000 and $7,000,000 were recognized under these agreements in each of 1995, 1996 and 1997, respectively, and $5,000,000 is anticipated to be recognized in 1998. Through the end of 1997, Corvas has received a total of $27,000,000 from Schering-Plough, of which $4,000,000 is recorded as deferred revenue at December 31, 1997. If all milestones on these programs are met, Corvas would receive an additional $54,000,000 in milestone payments, plus royalties on any sales of commercialized products.

     In June 1997, the Company entered into an additional license and collaboration agreement with Schering-Plough which covers the design and development of orally-bioavailable inhibitors of a key protease necessary for hepatitis C virus replication. Under the terms of this agreement, Schering-Plough received an exclusive worldwide license for products developed
from Corvas compounds under the agreement.   Schering-Plough is responsible for
all of the development, manufacturing and marketing of any resulting inhibitors. The Company received a license fee of $250,000 and received prepaid research funding for a one-year period. Revenue of $1,169,000 was recognized under this agreement in 1997. The initial term of the research program is one year; Schering-Plough may extend the program for up to two additional one-year periods. The funding for each extension year will be dependent upon the manpower applied to the program, within an established minimum and maximum. The Company may also receive milestone payments and royalty payments on product sales if products are successfully commercialized from this agreement.

     There is no assurance that products will be successfully developed and commercialized under any of these alliances.

          In June 1996, as a recruiting incentive, the Company loaned Mr. Woods $200,000, interest-free, in connection with his relocation to San Diego County, California. The loan was evidenced by an interest-free promissory note, and was originally due on the earlier of (i) December 4, 1996, (ii) the closing, or any transfer of, Mr. Woods' Former Residence, or (iii) within 90 days of Mr. Woods' termination of employment with the Company. To further assist Mr. Woods in selling the Former Residence, in December 1996, the Company agreed to extend the Original Note to be payable on the earlier of (i) December 7, 1997, (ii) the closing, or any transfer of, Mr. Woods' Former Residence, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.

     On May 1, 1997, the Company agreed to pay the difference between the original purchase price paid by Mr. Woods and the sales price of the Former Residence once sold, in an amount not to exceed $47,500. The Former Residence was sold on August 28, 1997, and Mr. Woods paid $47,500 against the Original Note, thereby reducing the outstanding balance to $152,500. Also on August 28, 1997, Mr. Woods executed an Amended Note in the amount of $152,500 in favor of the Company. The Amended Note is secured by the rights, title and interest in a lawsuit and any proceeds thereof related to Mr. Woods' current residence, and is due on the earlier of (i) September 18, 1998, (ii) the settlement or other final determination of the Lawsuit, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.


                                    OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed Proxy promptly.

                                        By Order of the Board of Directors,


                                        /s/ JEAN ELLIS
                                        --------------

                                        JEAN ELLIS
                                        Corporate Secretary




April 20, 1998

                              CORVAS INTERNATIONAL, INC.

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Randall E. Woods and George P. Vlasuk, Ph.D. or either of them, each with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Corvas International, Inc. (the "Company") to be held on May 28, 1998 at 3:00 p.m., local time, at the Sheraton Grande Torrey Pines located at 10950 Torres Pines Road, La Jolla, California, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR ALL NOMINEES FOR ELECTION LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED AND IN FAVOR OF PROPOSAL 2.

                            (TO BE SIGNED ON REVERSE SIDE)


                            PLEASE DATE, SIGN AND MAIL YOUR
                         PROXY CARD BACK AS SOON AS POSSIBLE!

                            ANNUAL MEETING OF STOCKHOLDERS
                              CORVAS INTERNATIONAL, INC.


                                     MAY 28, 1998






           [ARROW] PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED [ARROW]


A /X/  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.


                FOR   WITHHELD                                                                                 FOR  AGAINST  ABSTAIN
1. Election of  / /     / /      Nominees:  M. Blake Ingle, Ph.D.     2.  Ratification of KPMG Peat Marwick    / /    / /      / /
   Directors.                               Randall E. Woods              LLP as the Company's independent
                                            R. Douglas Norby              public accountants for fiscal year
                                                                          1998.

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S)



----------------------------------------------------------






SIGNATURES                                                 DATE
          ------------------------------------------------      ----------------

NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.  JOINT OWNERS, EACH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEES, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.